EXHIBIT (99.1)
JOINT FILING AGREEMENT

In  accordance with Rule 13d-1(k)(1) promulgated  under  the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including  any and all amendments thereto) with respect to the Class A Common Stock, $0.001 par value, of Tiptree Financial Inc. and further agree to the filing of this agreement as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

March 4, 2015

THE GOLDMAN SACHS GROUP, INC.
By:	/s/ Lee Tryhorn
	Name:	Lee Tryhorn
	Title:	Attorney-In-Fact
GOLDMAN, SACHS & CO.
By:	/s/ Lee Tryhorn
	Name:	Lee Tryhorn
	Title:	Attorney-In-Fact
GS ADVISORS VI, L.L.C.
By:	/s/ Lee Tryhorn
	Name:	Lee Tryhorn
	Title:	Attorney-In-Fact
GS CAPITAL PARTNERS VI FUND, L.P.
By:	/s/ Lee Tryhorn
	Name:	Lee Tryhorn
	Title:	Attorney-In-Fact
GSCP VI ADVISORS, L.L.C.
By:	/s/ Lee Tryhorn
	Name:	Lee Tryhorn
	Title:	Attorney-In-Fact
GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.
By:	/s/ Lee Tryhorn
	Name:	Lee Tryhorn
	Title:	Attorney-In-Fact
GSCP VI OFFSHORE ADVISORS, L.L.C.
By:	/s/ Lee Tryhorn
	Name:	Lee Tryhorn
	Title:	Attorney-In-Fact
GS CAPITAL PARTNERS VI GMBH & CO. KG
By:	/s/ Lee Tryhorn
	Name:	Lee Tryhorn
	Title:	Attorney-In-Fact
GOLDMAN, SACHS MANAGEMENT GP GMBH
By:	/s/ Lee Tryhorn
	Name:	Lee Tryhorn
	Title:	Attorney-In-Fact
GS CAPITAL PARTNERS VI PARALLEL, L.P.
By:	/s/ Lee Tryhorn
	Name:	Lee Tryhorn
	Title:	Attorney-In-Fact
GSCP VI PARALLEL PROSIGHT, L.L.C.
By:	/s/ Lee Tryhorn
	Name:	Lee Tryhorn
	Title:	Attorney-In-Fact
PROSIGHT EQUITY MANAGEMENT INC.
By:	/s/ Lee Tryhorn
	Name:	Lee Tryhorn
	Title:	Attorney-In-Fact
PROSIGHT PARALLEL INVESTMENT LLC
By:	/s/ Lee Tryhorn
	Name:	Lee Tryhorn
	Title:	Attorney-In-Fact
PROSIGHT INVESTMENT LLC
By:	/s/ Lee Tryhorn
	Name:	Lee Tryhorn
	Title:	Attorney-In-Fact